Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Southside Bancshares, Inc. on Form S-3 (File No. 333-17203) and Form S-8 (File No. 333-57621) of our report dated February 26, 1999, on our audits of the consolidated financial statements of Southside Bancshares, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Dallas, Texas
February 26, 1999